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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): MARCH 31, 2006

                                   ATARI, INC.
               (Exact name of registrant as specified in charter)

                                    DELAWARE
                          (State or other jurisdiction
                        of incorporation or organization)

                         Commission File Number: 0-27338

                                   13-3689915
                      (I.R.S. employer identification no.)

                                417 FIFTH AVENUE
                            NEW YORK, NEW YORK 10016
                         (Address of principal executive
                          offices, including zip code)

                                 (212) 726-6500
              (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     As of March 31, 2006, we entered into three agreements with our majority stockholder Infogrames Entertainment SA ("IESA"), as follows:

- A Management and Services Agreement under which IESA agreed to render to us services relating to general and strategic management; finance, treasury and accounting; legal; and management information systems. We will pay IESA $3 million per year for these services.

- A Services Agreement under which we will render to IESA and four of its subsidiaries that are based in the United States legal services, human resource services, financial services, management information systems/information technology services, facilities management services and public relations and corporate communications services. IESA and its subsidiaries will pay us $3 million per year for these services.

- A Production Services Agreement under which we will render to IESA and its subsidiaries services related to the production of interactive games consisting of production management services, production support services, new business and portfolio planning services, content management or administrative services, online - casual gaming services, and quality assurance services. With regard to the period from the July 1, 2005 effective date of the agreement through January 31, 2006, IESA will pay us an amount equal to our cost of rendering the services, except for quality assurance services for which they will continue to pay cost plus 10%. After that, IESA will pay us our cost plus 6%, except for quality assurance services for which they will continue to pay cost plus 10%.

     Each of the agreements was effective as of July 1, 2005, is for a five year term expiring on March 31, 2011, and provides that either party may terminate it within 90 days of the end of each fiscal year during the term. In addition, either party can terminate any of the agreements on 90 days notice at any time when IESA and its subsidiaries hold less than 25% of our voting stock.

     The agreements permit offsets of sums due to us under the Services Agreement and the Production Services Agreement against sums due to IESA under the Management and Services Agreement.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

     The Management and Services Agreement between Infogrames Entertainment SA and us described under Item 1.01 replaced a Services Agreement between IESA and us dated as of January 1, 2000, as amended, under which IESA rendered management services to us for a fee of $3 million per year.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

     (b) David Ward resigned from our Board of Directors as of April 1, 2006. Shortly after that date, it was announced that a company of which Mr. Ward is Chairman of the Board is merging with another company, and we have been informed that his resignation was related to that merger as a result of increasing business responsibilities.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ATARI, INC.


                                        By: /s/ KRISTINA K. PAPPA
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                                            Kristina K. Pappa
                                            Vice President and General Counsel

Date: April 6, 2006


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